Exhibit 99.A

              Executive Officers and Directors of
              Westar Capital, Inc. ("Westar") and
                Western Resources, Inc. ("WRI")





                              Name


                            Position


                            Address



                         Rita A. Sharpe
                       President, Westar
                      1112 Oak Tree Drive
                       Lawrence, KS 66049


                       Marilyn K. Dalton
                    Secretary and Treasurer,
                             Westar
                     3321 SW Jardine Court
                      Topeka, Kanas 66611


                         John E. Hayes,
                              Jr.
                     Chairman of the Board,
                    Chief Executive Officer,
                              WRI
                     1535 SW Pembroke Lane
                      Topeka, Kansas 66604


                        David C. Wittig
                  President and Director, WRI
                       #5, Westboro Place
                      Topeka, Kansas 66604


                       Steven L. Kitchen
                    Executive Vice President
                      and Chief Financial
                          Officer, WRI
                        Director, Westar
                     10047 SW 101st Street
                      Auburn, Kansas 66042


                         Carl M. Koupal
                   Executive Vice President,
                      Chief Administrative
                         Officer , WRI
                   3768 SW Clarion Park Drive
                      Topeka, Kansas 66610


                       John K. Rosenberg
                    Executive Vice President
                    and General Counsel, WRI
                        5450 SW Fairlawn
                      Topeka, Kansas 66610


                            Jerry D.
                           Courington

                        Controller, WRI
                        Director, Westar
                    3624 SE Arrowhead Drive
                      Topeka, Kansas 66605


                        Frank J. Becker
                         Director, WRI
                      4408 Heritage Drive
                     Lawrence, Kansas 66047


                         Gene A. Budig
                         Director, WRI
                        40 Mercer Street
                  Princeton, New Jersey 08540


                         C. Q. Chandler
                         Director, WRI
                       1515 Foliage Court
                     Wichita, Kansas 67206


                           Thomas R.
                           Clevenger

                         Director, WRI
                         9215 Killarney
                     Wichita, Kansas 67206


                         John C. Dicus
                         Director, WRI
                      1524 Lakeside Drive
                      Topeka, Kansas 66604


                        David H. Hughes
                         Director, WRI
                      2110 W. 67th Terrace
                    Shawnee Mission, Kansas
                             66208


                       Russell W. Meyer,
                              Jr.
                         Director, WRI
                         600 Tara Court
                     Wichita, Kansas 67206


                        John H. Robinson
                         Director, WRI
                      3223 W. 67th Street
                    Shawnee Mission, Kansas
                             66208


                         Louis W. Smith
                         Director, WRI
                        11705 Brookwood
                     Leawood, Kansas 66211